As filed with the Securities and Exchange Commission on August 2, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-4316614
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

One Edwards Way

Irvine, California 92614

(Address of Principal Executive Offices) (Zip Code)

EDWARDS LIFESCIENCES CORPORATION LONG-TERM
STOCK INCENTIVE COMPENSATION PROGRAM

EDWARDS LIFESCIENCES CORPORATION NONEMPLOYEE
DIRECTORS STOCK INCENTIVE PROGRAM

(Full title of the plan(s))

Michael A. Mussallem

Chairman of the Board and Chief Executive Officer

Edwards Lifesciences Corporation

One Edwards Way

Irvine, California 92614

(Name and address of agent for service)

(949) 250-2500

(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)			Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Edwards Lifesciences Corporation Long-Term Stock Incentive Compensation Program Common Stock, $1.00 par value	5,000,000 shares		$57.50		$287,500,000	$20,498.75
Edwards Lifesciences Corporation Nonemployee Directors Stock Incentive Program Common Stock, $1.00 par value	200,000 shares		$57.50		$11,500,000	$819.95
	5,200,000 shares	$	Aggregate registration fee	(3)		$21,318.70
(1)

This Registration Statement of Edwards Lifesciences Corporation (the “Registrant”) shall also cover any additional shares of common stock which become issuable under the Edwards Lifesciences Corporation Long-Term Stock Incentive Compensation Program (the “Long-Term Stock Program”) or the Edwards Lifesciences Corporation Nonemployee Directors Stock Incentive Program (the “Nonemployee Directors Program” and, together with the Long-Term Stock Program, the “Programs”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s common stock.

(2)

Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act on the basis of the average of the high and low selling price per share of the Registrant’s common stock on July 30, 2010, as reported on the New York Stock Exchange.

(3)

Pursuant to Rule 457(p) under the Securities Act of 1933, $21,318.70 of the $63,350 remaining filing fee previously paid with respect to unsold securities that were registered pursuant to a Registration Statement on Form S-3 (No. 333-116634) initially filed by the Registrant on June 18, 2004 and carried forward on a Registration Statement on Form S-3 (No. 333-155744) initially filed by the Registrant on November 11, 2008 is set off against the registration fee due for this offering. No additional registration fee has been paid with respect to this offering.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 5,200,000 (giving effect to the two-for-one stock split, as described below) shares of the Registrant’s common stock, par value $1.00 per share (“Common Stock”) which may be offered and sold under the Programs.  The Registrant’s stockholders approved the addition of an aggregate of 1,000,000 (pre-split) of these shares to the Long-Term Stock Program at the Registrant’s 2009 Annual Meeting of Stockholders on May 7, 2009 and an aggregate of 1,500,000 (pre-split) and 100,000 (pre-split) of these shares to the Long-Term Stock Program and the Nonemployee Directors Program, respectively, at the 2010 Annual Meeting of Stockholders on May 13, 2010.

On May 27, 2010, the Registrant effected a two-for-one stock split of its outstanding shares of common stock through the payment of a stock dividend on such date to stockholders of record on May 14, 2010.  Pursuant to the terms of the Long-Term Stock Program and the Nonemployee Directors Program, the number of shares available under the Long-Term Stock Program and the Nonemployee Directors Program were adjusted to give effect to this stock split, resulting in an aggregate increase in available shares under the Programs of 5,200,000 shares as a result of the approvals given at the Registrant’s 2009 and 2010 Annual Meetings of Stockholders.

The contents of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-150810) filed with the Securities and Exchange Commission (the “Commission”) on May 9, 2008 relating to the Long-Term Stock Program and the contents of the Company’s Registration Statement on Form S-8 (Registration No. 333-127260) filed with the Commission on August 5, 2008 relating to the Nonemployee Directors Program are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)                                  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on February 26, 2010;

(b)                                 The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the Commission on May 7, 2010;

(c)                                  The Registrant’s Current Reports on Form 8-K filed with the Commission on February 17, 2010, April 12, 2010 and May 14, 2010.

(d)                                 The description of the Registrant’s common stock contained in Post-Effective Amendment No.1 to the registrant’s Registration Statement on Form 10 (File Number 001-15525), filed with the Commission on April 5, 2000, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, has no reasonable cause to believe such person’s conduct was unlawful.

Article Tenth of the Restated Certificate of Incorporation of the Registrant (referred to as the “Corporation” therein) provides as follows:

“The Corporation shall indemnify and advance expenses to each person who serves as an officer or director of the Corporation or a subsidiary of the Corporation and each person who serves or may have served at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from any liability incurred as a result of such service to the fullest extent permitted by the General Corporation Law of Delaware as it may from time to time be amended, except with respect to an action commenced by such director or officer against the Corporation or by such director or officer as a derivative action by or in the right of the Corporation.

Each person who is or was an employee or agent of the Corporation and each officer or director who commences any action against the Corporation or a derivative action by or in the right of the Corporation may be similarly indemnified and receive an advance of expenses at the discretion of the Board of Directors.

The indemnification and advancement of expenses provided by, or granted pursuant to, the Certificate of Incorporation shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Certificate of Incorporation or Delaware law.

The indemnification and advancement of expenses provided by, or granted pursuant to, this Certificate of Incorporation shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.”

The Registrant also maintains insurance coverage relating to certain liabilities of directors and officers.

Item 7.    Exemption from Registration Claimed

Not applicable.

Item 8.    Exhibits

Exhibit Number	Exhibit
4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 in the Registrant’s report on Form 10-Q for the quarterly period ended March 31, 2003)

4.2	Amended and Restated Bylaws of the Registrant, as amended and restated on February 12, 2009 (incorporated by reference to Exhibit 3.2 in the Registrant’s report on Form 8-K filed on February 18, 2009)

4.4

Edwards Lifesciences Corporation Long-Term Stock Incentive Compensation Program (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement for its 2010 Annual Meeting of Stockholders, filed March 31, 2010)

4.5

Edwards Lifesciences Corporation Nonemployee Directors Stock Incentive Program (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement for its 2010 Annual Meeting of Stockholders, filed March 31, 2010)

5.1	Opinion and Consent of Sidley Austin LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1	Power of Attorney (contained in the signature pages hereto)

Item 9.    Undertakings

A.            The undersigned Registrant hereby undertakes:  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “1933 Act”), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Edwards Lifesciences Corporation Long-Term Incentive Compensation Program or the Edwards Lifesciences Corporation Nonemployee Directors Stock Incentive Program.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on this 30th day of July, 2010.

Edwards Lifesciences Corporation

By:	/s/ Michael A. Mussallem
Michael A. Mussallem
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Edwards Lifesciences Corporation, a Delaware corporation, do hereby constitute and appoint Bruce P. Garren, Michael A. Mussallem and Denise E. Botticelli, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and any of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Mussallem	Chairman of the Board and	July 30, 2010
Michael A. Mussallem	Chief Executive Officer (Principal Executive Officer)

/s/ Thomas M. Abate	Corporate Vice President,	July 30, 2010
Thomas M. Abate	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Mike R. Bowlin	Director	July 30, 2010
Mike R. Bowlin

/s/ John T. Cardis	Director	July 30, 2010
John T. Cardis

/s/ Robert A. Ingram	Director	July 30, 2010
Robert A. Ingram

/s/ William J. Link, Ph.D.	Director	July 30, 2010
William J. Link, Ph.D.

/s/ Barbara J. McNeil, M.D., Ph.D.	Director	July 30, 2010
Barbara J. McNeil, M.D., Ph.D.

/s/ David E.I. Pyott	Director	July 30, 2010
David E.I. Pyott

/s/ Wesley W. von Schack	Director	July 30, 2010
Wesley W. von Schack

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 in the Registrant’s report on Form 10-Q for the quarterly period ended March 31, 2003)

4.2	Amended and Restated Bylaws of the Registrant, as amended and restated on February 12, 2009 (incorporated by reference to Exhibit 3.2 in the Registrant’s report on Form 8-K filed on February 18, 2009)

4.4

Edwards Lifesciences Corporation Long-Term Stock Incentive Compensation Program (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement for its 2010 Annual Meeting of Stockholders, filed March 31, 2010)

4.5

Edwards Lifesciences Corporation Nonemployee Directors Stock Incentive Program (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement for its 2010 Annual Meeting of Stockholders, filed March 31, 2010)

5.1	Opinion and Consent of Sidley Austin LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1)

24.1	Power of Attorney (contained in the signature pages hereto)